Congaree Bancshares, Inc.

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IMPORTANT SPECIAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 10, 2016.

Vote by Internet

- Go to **www.investorvote.com/CNRB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

	For	Against	Abstain
1. Proposal to approve the Agreement and Plan of Merger, dated as of January 5, 2016, by and between Carolina Financial Corporation ("Carolina Financial"), Congaree Bancshares, Inc. ("Congaree") and CBAC, Inc., a wholly-owned subsidiary of Carolina Financial formed for the purpose of the merger, as more fully described in the attached proxy statement/prospectus.	☐	☐	☐
2. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Congaree will receive under existing agreements or arrangements in connection with the merger.	☐	☐	☐
3. Proposal to authorize Congaree's board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.	☐	☐	☐

4. At their discretion on such other matters as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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CONGAREE BANCSHARES, INC. Special Meeting of Shareholders May 11, 2016 2:00pm This proxy is solicited by the Board of Directors. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at: www.investorvote.com 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy - Congaree Bancshares, Inc. Notice of 2016 Special Meeting of Shareholders The shareholder(s) hereby appoint(s) Charles A. Kirby and E. Daniel Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all the shares of Common Stock of CONGAREE BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 2:00 p.m., local time on May 11, 2016, at Springdale House and Gardens, 3150 Platt Springs Road, West Columbia, South Carolina, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the special meeting or any adjournment or postponement thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE